Exhibit 23-a

                                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of SBC Communications Inc.
(SBC) of our report dated February 9, 2001, included in the 2000 Annual Report to Shareowners of SBC.

Our audits also included the financial  statement  schedules of SBC listed in Item 14(a).  These  schedules are the  responsibility  of SBC's management.  Our  responsibility is to express an opinion based on our audits. We did not audit the 1998  financial  statements  of  Ameritech  Corporation,  a wholly  owned  subsidiary,  which statements  reflect total assets  constituting  approximately 40% of SBC's related 1998 consolidated  financial statement totals and which reflect total operating  revenues  constituting  approximately  37% of SBC's related consolidated  financial  statement  totals for the year ended 1998. Those statements and schedules were audited by other auditors whose report has been  furnished to us. In our opinion,  based on our audits,  and the report of other auditors,  the financial  statement  schedules  referred to above,  when considered in relation to the basic  financial  statements  taken as a whole,  present fairly in all material  respects the  information  set forth therein.

We consent to the  incorporation by reference in the  Registration  Statements (Form S-8) pertaining to the SBC
Savings Plan and the SBC Savings and Security  Plan and other  certain  plans (Nos.  333-24295,  333-66105  and
333-88667),  the Stock Savings Plan (Nos.  33-37451,  33-54291 and 333-34062),  the 1992 Stock Option Plan (No.
33-49855), the 1995 Management Stock Option Plan (Nos. 33-61715,  333-49343 and 333-95887),  the 1996 Stock and
Incentive  Plan and the 2001  Incentive  Plan  (Nos.  333-30669  (1996 Plan  only) and  333-54398),  and in the
Registration   Statements   (Form  S-3)  pertaining  to  SBC   Communications   Capital   Corporation  and  SBC
Communications  Inc.  (Nos.  33-45490  and  33-56909)  and in the  related  prospectuses,  of our report  dated
February 9, 2001, with respect to the consolidated financial statements  incorporated herein by reference,  and our report included in the preceding  paragraph with respect to the financial  statement  schedules included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

/s/Ernst & Young LLP
San Antonio, Texas
March 8, 2001